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                                                                       Exhibit 1

                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of February 7, 2005, by and among ViryaNet Ltd., a company organized under the laws of the State of Israel (the "Company") and Telvent Investments, S.L., a company organized under the laws of Spain (the "Purchaser")

                              W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to raise additional capital by means of the issuance of Ordinary Shares of the Company, nominal value NIS 1.0 per share (each, an "Ordinary Share" and collectively, the "Ordinary Shares"; all Ordinary Shares purchased by the Purchaser under this Agreement shall be referred to as the "Purchased Shares"), at a price per Purchased Share of US$2.29 (the "Purchase Price Per Share") (unless otherwise explicitly indicated, all monetary amounts herein designated by the symbol "$" are in United States dollars) as set forth below.

WHEREAS, The Purchaser wishes to invest in the Company an amount of $1,332,000 (such aggregate amount, the "Purchase Price") by the purchase of Purchased Shares from the Company pursuant to the terms and conditions more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. Issuance and Purchase of Ordinary Shares. Subject to the terms and conditions hereof and the payment of the Purchase Price by the Purchaser, the Company shall, as of the Closing, issue and allot to the Purchaser 581,659 Ordinary Shares of the Company.

2.    Closing.

            2.1. Closing. The sale and purchase hereunder shall take place at closing (the "Closing") at the offices of Meitar Liquornik Geva & Leshem Brandwein, at 16 Abba Hillel Silver Rd. Ramat-Gan, Israel 52506 or at such other time and place as shall be mutually agreed upon by the Purchaser and the Company. The Closing will take place as soon as the closing conditions are met.

            2.2. Transactions at Closings. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously, and no transactions shall be deemed to have been completed or any document delivered until all

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                  such transactions have been completed and all required
                  documents delivered:

           2.2.1. The Company shall deliver to the Purchaser the following documents at the Closing:

                  (a) True and correct copies of resolutions of the Company's Board of Directors (the "Board Resolutions") (i) authorizing the execution of the Agreement, the Registration Rights Agreement and the Lock-up Agreement (collectively, the "Transaction Documents") and the consummation of the transactions set forth in such Transaction Documents, and (ii) issuing and allotting to the Purchaser 581,659 Ordinary Shares, all in accordance with the form of the Board Resolution set forth in
                        Exhibit 2.2.1(a) hereto;

           2.2.2. The Company shall deliver to the Purchaser the following documents at the Closing:

                  (a) Validly executed share certificate representing the respective number of Purchased Shares, issued in the name of the Purchaser;

                  (b) A certificate duly executed by the Chairman of the Board of the Company, dated as of the Closing, in a form attached as Exhibit 2.2.2(b) hereto;

                  (c) A legal opinion of Meitar, Liquornik, Geva & Leshem Brandwein, Israeli counsel to the Company, in a form attached as Exhibit 2.2.2(c) hereto;

                  (d) A certificate relating to the Company's status as a "Foreign Private Issuer" in a form attached as Exhibit 2.2.2(d) hereto; and

                  (e) A legal opinion of Rubin and Rudman LLP, US counsel to the Company, in a form attached as Exhibit 2.2.2(e) hereto.

           2.2.3. The Purchaser shall deliver to the Company an undertaking to the Chief Scientist of the Ministry of Trade and Commerce of the State of Israel, duly executed by the Purchaser, in the form attached hereto as Exhibit 2.2.3.

           2.2.4. The Purchaser shall cause the transfer to the Company of the applicable Purchase Price in immediately available funds, by wire transfer to the following bank account of the Company:


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                  Bank Hapoalim New York, 1177 Ave. of the Americans NY, NY,
                  1036; Account number: 0106001101; ABA number: 026008866.

                  The payment of the Purchase Price at the Closing shall be in US dollars.

           2.2.5. At the Closing, the Company and the Purchaser shall enter into the Registration Rights Agreement, in the form attached hereto as Exhibit 2.2.5 hereto.

           2.2.6. At the Closing, the Company and the Purchaser shall enter into the Lock-Up Agreement, in the form attached hereto as
                  Exhibit 2.2.6 hereto.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and, where appropriate, covenants with the Purchaser at the Closing, except as set forth in the Company Disclosure Schedule attached as Exhibit 3 hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

            3.1. Organization. The Company is duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. The Company has all requisite power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto, including the Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The Company has not taken any action or failed to take any action, which action or failure would preclude or prevent the Company from conducting its business after the Closing in the manner heretofore conducted. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted and as proposed to be conducted, the lack of which could materially adversely affect the business, properties, prospects or financial condition of the Company.

            3.2. Share Capital. Immediately after the Closing, the authorized share capital of the Company shall be NIS 11,000,000 divided into 11,000,000 Ordinary Shares, of which 5,995,551 are issued and outstanding, all as specified in the capitalization table set forth in Section 3.2 of the Company Disclosure Schedule (the "Capitalization Table"). Except as set forth in the Capitalization Table, the transactions contemplated by this Agreement, the Transaction Documents and in the Articles of


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                  Association, there are no other share or equity capital,
                  preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company any share or equity capital of the Company and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any share or equity capital of the Company or under which the Company is, or may become, obligated to issue any of its securities. All issued and outstanding share capital of the Company is duly authorized, validly issued and outstanding and fully paid and non-assessable.

            3.3. The Purchased Shares. The Purchased Shares, when and if issued and allotted in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free of any preemptive rights, and will have the rights, preferences, privileges and restrictions set forth in the Articles of Association and will be free and clear of any liens, claims, encumbrances or third party rights of any kind and duly registered in the name of the Purchaser in the Company's share transfer register.

            3.4.  Subsidiaries. Other than the subsidiaries set forth in Section
                  3.4 of the Company Disclosure Schedule (the "Subsidiaries"), the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. ViryaNet, Inc. is duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business and its ownership or leasing of property require it to be so qualified. The Company holds title to all shares of the Subsidiaries free of any preemptive rights and free and clear of any liens, claims, encumbrances or third party rights of any kind.

            3.5.  SEC Filings; Financial Statements.

           3.5.1. The Company has timely or within the extensions granted by the U.S. Securities and Exchange Commission ("SEC"), filed all required forms, reports and documents with the SEC since becoming a SEC reporting company on September 19, 2000, and except as set forth in Section 3.5.1 of Company Disclosure Schedule, has complied with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and


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                  the Securities Exchange Act of 1934, as amended (the "Exchange
                  Act") and the rules and regulations promulgated thereunder, each as in effect on the dates such forms, reports, and documents were filed. The Company has made available to the Purchaser accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC between such date and the date of this Agreement (the "Company SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) each of the Company SEC Documents, including any financial statements or schedules included or incorporated by reference therein, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder (as the case may be).

           3.5.2. The consolidated financial statements contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with US generally accepted accounting principles applied on a consistent basis throughout the periods covered; and (iii) fairly present the consolidated financial position of Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Company and its subsidiaries for the periods covered thereby.

            3.6. Authority; Binding Nature of the Transaction Documents. The Company has the rights, power and authority to perform its obligations under the Transaction Documents. The execution, delivery and performance by Company of each of the Transaction Documents have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            3.7. Consents and Approvals. Except as set forth on Section 3.7 of the Company Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any governmental body is necessary for the consummation by the Company of the transactions contemplated by the Transaction Documents.


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            3.8.  No Violation. Neither the execution and delivery of the
                  Transaction Documents by the Company, the performance by it of its obligations hereunder nor the consummation by the Company of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Articles of Association or Memorandum of Association of the Company, or (b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or domestic or foreign governmental body applicable to the Company, or (c) constitute a default under any material contract to which the Company is party.

            3.9. Additional Representations. Until the expiration of the Survival Period (defined below), any additional representations which may be made by the Company in the next financing round after the Closing hereunder shall be deemed to be, for all intents and purposes, incorporated by reference into this Agreement and apply to the investment of Purchaser under this Agreement.

            3.10. No Brokers. No broker's or finder's or placement fee or commission will be payable by the Company in connection with the transactions under the Transaction Documents and the Company will hold the Purchaser harmless from any claim, demand or liability for broker's or finder's or placement fees or commissions alleged to have been incurred by such Purchaser in connection with the issuance of such securities.

            3.11. The Research and Development Law. The consummation of the transaction contemplated under this Agreement shall not derogate from the Company's rights in any grant extended to the Company under the Encouragement of Industrial Research and Development Law, 5744 - 1984, as amended and the regulations promulgated thereunder.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

            4.1. Authorization. The execution, delivery and performance of the Transaction Documents by the Purchaser have been duly authorized by all necessary corporate or other action.

            4.2. The Purchaser (i) is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (ii) is acquiring the Purchased Shares for its own account and not with a present view to the distribution of any part thereof, and (iii) the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or


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                  to any third person, with respect to any of the Purchased
                  Shares.

            4.3. No broker's or finder's or placement fee or commission will be payable by the Purchaser in connection with the transactions under the Transaction Documents and the Purchaser will hold the Company harmless from any claim, demand or liability for broker's or finder's or placement fees or commissions alleged to have been incurred by the Company in connection with the issuance of such securities.

            4.4. The Purchaser has been furnished by the Company with, and reviewed, the Company's Form 20-F for the fiscal years ended December 31, 2002 and December 31, 2003, and the Forms 6-K for the fiscal quarters ended March 31, 2004 and June 30, 2004. The Company shall furnish to the Purchaser the Form 6-K for the fiscal quarter ended September 30, 2004 promptly after filing such Form with the SEC.

            4.5. The Purchaser has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the Transaction Documents, the purchase of Purchased Shares, the Company's business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by such purchase.

            4.6. The Purchaser has sought independent legal, investment and tax advice to the extent that it has deemed necessary and appropriate in connection with such Purchaser's decision to purchase the Purchased Shares and the transactions set forth in the Transaction Documents, and has not relied on the representations of any party other than the Company.

            4.7. The Purchaser understands that the Purchased Shares, shall bear legends in the form set forth in this Agreement.

            4.8. The Purchaser understands that the Purchased Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser thereunder.


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            4.9.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Purchased Shares.

5. Conditions of Closing of the Purchaser. The obligations of the Purchaser to consummate the Closing and transfer funds at the Closing are subject to the fulfillment at or before each Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by such Purchaser, which waiver shall be at the sole discretion of such
      Purchaser:

            5.1. Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the date of the Closing.

            5.2. Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing shall have been performed or complied with by the Company prior to or at the Closing.

            5.3. Consents, etc. The Company shall have secured all permits, consents, authorizations and approvals that shall be necessary or required lawfully to consummate the transactions to be consummated prior to the Closing pursuant to the Transaction Documents and to issue the Purchased Shares to be purchased by the Purchaser at the Closing.

            5.4. Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 2.2 shall have been delivered to the Purchaser.

            5.5. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser and their counsel, and the Purchaser and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or their counsel may request.

            5.6. Expenses; Stamp Duty. The Company shall have paid the legal and other fees, costs and out-of-pocket expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby, at the rate of $5000, plus any applicable value added tax.

6. Conditions of Closing of the Company. The Company's obligations to sell and issue the Purchased Shares at the Closing are subject to the fulfillment at or before


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      such Closing of the following conditions, which may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company:

            6.1. Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing.

            6.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Purchaser prior to the Closing shall have been performed or complied with by the Purchaser prior to the Closing.

            6.3. Consents, etc. The Company shall have secured all permits, consents, authorizations and approvals that shall be necessary or required lawfully to consummate the transactions contemplated by the Transaction Documents and to issue the Purchased Shares to be purchased by the Purchaser at the Closing.

            6.4. Purchase Price. The Purchaser shall have transferred to the Company the applicable Purchase Price.

7.    Affirmative Covenants.

            7.1. Use of Proceeds. The Company shall use the proceeds of the issuance and sale of the Purchased Shares in accordance with the Company's budget as approved by the Company's Board.

            7.2. Stamp Tax. The Company shall pay all stamp duty applicable in connection with this Agreement and the Transaction Documents and the issuance of the Purchased Shares, if and when applicable.

            7.3. Conduct of Business. During the period from the date hereof and prior to the Closing, the Company shall conduct its business solely in the ordinary course of business and, among other things, shall not declare or make any distribution of any kind to shareholders or enter into any related party transaction out of the ordinary course of business.

            7.4. Legends. Any stock certificates representing Purchased Shares, if and when issued, shall bear a legend reading substantially as follows:

            THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSE ONLY AND HAVE NOT BEEN REGISTERED


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            UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
            OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER SECURITY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8.    Miscellaneous.

            8.1. Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of the Transaction Documents and the intentions of the parties as reflected thereby.

            8.2. Survival of Representations. All representations and warranties made by any party to this Agreement or pursuant hereto shall survive the Closing and shall remain in full force and effect for a period of one (1) year following the date of the Closing (the "Survival Period"). The representation of the Company set forth in Section 3.1. of this Agreement shall survive the Closing indefinitely.

            8.3. Governing Law; Jurisdiction. The transactions contemplated under the Transaction Documents shall be governed by the laws of the state of Israel; all disputes arising of the transactions contemplated under the Transaction Documents or any interpretation controversies regarding the Transaction Documents or the transactions contemplated thereto shall be brought before the International Chamber of Commerce in Geneva, Switzerland.

            8.4. Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. None of the rights, privileges or obligations set forth in, arising under or created by this Agreement may be assigned or transferred by Purchaser without the consent of the Company, except for any transfers or assignments to any Affiliate of Purchaser. For purposes of this Agreement, the term "Affiliate" shall mean (a) any general, special or limited partner, member, shareholder or any other person or entity that holds a beneficial interest in


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                  Purchaser, or (b) an "affiliate" as defined in Rule 144
                  promulgated under the U.S. Securities Act of 1933.

            8.5. Entire Agreement; Amendment and Waiver. This Agreement, the recitals hereto, the Schedules and the Exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by written agreement specifically referring to this Agreement and signed by the Company and the Purchaser.

            8.6. Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement and any of the Transaction Documents shall be in writing and shall be delivered by hand or by messenger, addressed to such party's address as set forth on Exhibit 8.6, or such other address with respect to a party as such party shall notify each other party in writing as provided herein and on Exhibit
                  8.6. Any notice sent in accordance with this Section 8.6 shall be effective (i) if sent by messenger, upon delivery, and (ii) if sent via overnight courier, upon delivery of such internationally recognized overnight courier service, including, but not limited to, DHL or Federal Express.

            8.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

            8.8. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted


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                  by applicable law, to the meaning and intention of the
                  excluded provision as determined by such court of competent jurisdiction.

            8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

            8.10. Further Actions. Each of the parties hereto shall, from time to time after the Closing, upon the request of the other party hereto and at the expense of such requesting party, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other party to further effectuate the intents and purposes of this Agreement.

            8.11. Confidentiality. The Purchaser agrees that any information obtained by such Purchaser from or on behalf of the Company which has been marked as confidential (including the contents of all of the Transaction Documents) will not be disclosed to any person other than such Purchaser's officers, directors, and employees, professional advisors, consultants, or agents, each on a need-to-know basis only, without the prior written consent of the Company and will not be used by such Purchaser other than in connection with the transactions contemplated by this Agreement (including all reporting obligations that such Purchaser may be obligated to undertake as a result of such transactions); provided, however, that such Purchaser may disclose such information in connection with periodic reports to their shareholders, partners, members, professional advisors and potential acquirer(s) and such acquirer's professional advisors, subject to such third parties being under confidentiality obligations to such Purchaser that cover the disclosed confidential information. The Company agrees that the contents of this Agreement and the Transaction Documents shall be treated by it as confidential information, and shall not be disclosed to any person except as required by law. Confidential information as referred to in this Section
                  8.11 shall not include information, with respect to the Purchaser, (i) which is or becomes public knowledge through no fault of the Purchaser; (ii) which was or is known by the Purchaser prior or at the time of disclosure by the disclosing party as can be evidenced by the Purchaser; (iii) is or has become lawfully available to the Purchaser from a source (other than the Company) which the Purchaser does not know or reasonably believe to be under an obligation of confidentiality; (iv) is


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                  disclosed with the prior written consent of the Company; or
                  (v) is legally required to be disclosed by judicial as other governmental action, provided, however, that prompt notice of such judicial or other governmental action shall have been given to the Company, provided that if Purchaser receives a subpoena or similar document requiring it to disclose the Confidential information, the Purchaser shall notify the Company so that the Company can take appropriate action to suppress the disclosure of its Confidential Information or else insure that its Confidential information is disclosed under confidentiality provisions only.

            8.12. Indemnification by Company. During the Survival Period and
                  subject to Section 8.14 below, the Company shall and hereby does indemnify and hold the Purchaser harmless from and against and in respect of any and all actual loss, damage and expense incurred (other than losses that the Purchaser may incur as a stockholder of the Company) by the Purchaser resulting from, arising out of, attributable to, or in any manner connected with:

                  (a) Any misrepresentation or breach of any representation or warranty made by the Company pursuant to this Agreement or failure to fulfill any covenant or agreement on the part of the Company contained in this Agreement or in any certificate or other document delivered, or to be delivered, by the Company to the Purchaser in connection with this Agreement; and

                  (b) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

                  If any event shall occur or any circumstance arise which might give rise to a claim in respect of any matter against which the Company has indemnified the Purchaser hereunder, the Purchaser promptly shall give notice thereof to the Company. Such notice shall be given within fifteen (15) days after said claim shall have been presented to the Purchaser. Unless the parties otherwise agree in writing, the Company shall defend against all such third-party claims or otherwise satisfy said claims, at its sole cost and expense, through counsel and accountants designated by it, which approval shall not be delayed or withheld unreasonably. The Purchaser shall have the right to participate with the Company in the defense of any such matter. The Company shall not be liable for any settlement of a claim by the Purchaser without the

                  Company's consent. Notwithstanding anything to the contrary herein, the Purchaser shall not lay claim and the Company shall not be liable under this Section for any action, proceeding or investigation in respect of which indemnity may be sought as provided above, amounting to less than $50,000 in the aggregate, provided that such persons shall be liable from the first dollar for any claim or claims exceeding such amount.

            8.13. Indemnification the Purchaser. During the Survival Period and
                  subject to Section 18.14 below, the Purchaser shall and hereby does indemnify and hold the Company harmless from and against and in respect of any and all actual loss, damage and expense incurred by the Company resulting from, arising out of, attributable to, or in any manner connected with:

                  (a) Any misrepresentation or breach of any representation or warranty made by the Purchaser pursuant to this Agreement or failure to fulfill any covenant or agreement on the part of the Purchaser contained in this Agreement or in any certificate or other document delivered, or to be delivered, by the Purchaser to the Company in connection with this Agreement; and

                  (b) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

                  If any event shall occur or any circumstance arise which might give rise to a claim in respect of any matter against which the Purchaser has indemnified the Company hereunder, the Company promptly shall give notice thereof to the Purchaser. Such notice shall be given within fifteen (15) days after said claim shall have been presented to the Company. Unless the parties otherwise agree in writing, the Purchaser shall defend against all such third-party claims or otherwise satisfy said claims, at its sole cost and expense, through counsel and accountants designated by it, which approval shall not be delayed or withheld unreasonably. The Company shall have the right to participate with the Purchaser in the defense of any such matter. The Purchaser shall not be liable for any settlement of a claim by the Company without the Purchaser's consent. Notwithstanding anything to the contrary herein, the Company shall not lay claim and the Purchaser shall not be liable under this Section for any action, proceeding or investigation in respect of which indemnity may be sought as provided above, amounting to less than $50,000 in the aggregate, provided that such persons shall be liable from the first dollar for any claim or claims exceeding such amount.

            8.14. Limitation of Liability. In no event shall either the Company or the Purchaser be liable to the other party for any consequential, indirect, special or incidental costs, damages or loss (including, without limitation, lost profits, loss of business), regardless of the nature, arising out of or relating in any way to this Agreement.

      IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the date first set forth above.

         VIRYANET LIMITED                     TELVENT INVESTMENTS, S.L.
      By: /s/ Samuel HaCohen                By: /s/ Manuael Sanchez Ortega
   Title: Chairman of the Board               Title: Joint Administrator

                                        By: /s/ Jose Ignacio del Barrio Gomez
                                              Title: Joint Administrator


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